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                                                                   Exhibit 10.11

                                 PROMISSORY NOTE

$2,500,000                                                  June 30, 1999
                                                            Chicago, Illinois

     FOR VALUE RECEIVED, the undersigned, C. RUDY PURYEAR, ("Borrower"), hereby unconditionally promises to pay to the order of LANTE CORPORATION, an Illinois corporation ("Lender"), at the office of Lender at 161 North Clark Street, Suite 4900, Chicago, Illinois 60601, or at such other place as the holder ("Holder") of this Promissory Note (this "Note")may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000). Subject to the terms of this Note, the outstanding principal amount of this Note and all accrued, but unpaid, interest hereunder shall be due and payable on the earlier to occur of (a) June 30, 2003, or (b) six months after termination of Borrower's employment with Lender for any reason (the "Maturity Date"). This Note is subject to forgiveness or postponement of payment as defined below, and is being issued pursuant to and consistent with that certain Employment Agreement, dated June 16, 1999, by and between Lender and Borrower (the "Agreement").

     1. Interest. Interest on the unpaid principal balance of this Note shall accrue from the date hereof at the fixed rate of 5.37% per annum (the "Interest Rate"), compounded annually. If Lender, in its sole discretion so elects, following the occurrence and during the continuance of an Event of Default (as defined below), interest on the unpaid principal balance of this Note shall accrue at a rate (the "Default Rate") equal to the Interest Rate plus 7%.

     2. Prepayment. Borrower shall have the right to prepay the Note, in whole or in part, at any time without premium or penalty. All payments hereunder shall be applied in the following order of priority: (a) first, toward the payment of interest which has accrued on the outstanding principal balance of the Note; (b) next, toward payment of any costs of collection as provided herein; and (c) last, toward payment of the outstanding principal of the Note.

     3.  Payment in Full.

          (a) If, as of the Maturity Date, (i) Borrower is still employed by Lender, (ii) a Liquidity Event (as defined herein) of Lender has occurred and (iii) the Fair Market Value (as defined herein) of Borrower's Purchased Stock (as defined in Section 4 of the Agreement) is at least (including proceeds from prior sales of Purchased Stock of Borrower) $40 million, then the outstanding principal amount of this Note and all accrued but unpaid interest hereunder shall be immediately due and payable by Borrower. Notwithstanding the foregoing, if (i), (ii) and (iii) above have been satisfied as of the Maturity Date, but Borrower has not (1) been permitted to sell any in the public market all of the Purchased Stock or (2) received any payment with respect as to all of the Purchased Stock in a Liquidity Event, then the Maturity Date (for purposes of determining the date of payment of this Note only and not for purposes of determining the applicability of (i), (ii) and (iii) above)
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     shall be postponed until the first date that either of the conditions in
     (1) or (2) has been satisfied.

          (b) In the event that Borrower's employment with Lender is terminated by Lender for Cause or Disability (each, as defined in Section 5 of the Agreement) or is terminated by Borrower without Good Reason (as defined in
     Section 5 of the Agreement), then the outstanding principal amount of this Note and all accrued but unpaid interest hereunder shall be immediately due and payable by Borrower six months after the date of termination.

     4. Forgiveness. If, as of the Maturity Date, the Borrower is still employed by Lender but either of conditions (ii) or (iii) of Section 3 above have not been met, then the unpaid principal amount of this Note and accrued but unpaid interest thereon shall be forgiven at the rate of $100,000 per full month elapsed from the Maturity Date until all principal and interest has been forgiven. In addition, in the event that Borrower's employment with Lender is terminated by Lender prior to the Maturity Date other than for Cause or Disability (each, as defined in Section 5 of the Agreement) or is terminated by Borrower for Good Reason (as defined in Section 5 of the Agreement), then the unpaid principal amount of this Note shall be forgiven in the amount of $83,333 multiplied by the number of full months of employment for Lender completed by Borrower. Failure by Borrower to make payments to Lender by reason of operation of this Section 4 shall not be construed to constitute an Event of Default under this Note.

     5. Event of Default. The following shall constitute an "Event of Default" under this Note: failure to pay any amounts owed pursuant to this Note within 10 calendar days after such payment is due. Lender's rights, remedies and powers, as provided in this Note shall be in addition to any other right or remedy available at law or in equity. Failure of Lender at any one time, for a period of time or on more than one occasion to exercise any of its rights or remedies hereunder or at law or in equity shall not constitute a waiver of the right to exercise the same right or remedy at any time thereafter. Any and all waivers must be in writing to be effective.

     6. Cost of Collection. If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Borrower hereby promises and agrees to pay all costs of collection, including attorneys' fees and court costs, if Lender prevails in the suit or action; and Lender hereby promises and agrees to pay all of Borrower's attorney's fees and court costs if Borrower prevails in the suit or action.

     7. Waivers. Borrower hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Note. To the extent permitted by applicable law, Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Lender of any of its rights.

     8. Excess Interest. Notwithstanding any provision to the contrary contained in this Note, Borrower shall not be required to pay and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event: (a) any Excess Interest that

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Lender may have received hereunder shall be, at Lender's option, (i) applied as a credit against the outstanding principal balance of the Note or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing; (b) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Note shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (c) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest.

     9. Choice of Law. THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

     10. Miscellaneous. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors, assigns, heirs and estates. The provisions of this Note shall be binding upon and shall inure to the benefit of successors, assigns, heirs and estates.

     11. Definitions. For purposes hereof, a "Liquidity Event" shall mean an initial public offering or any follow-on public offering; a sale of in excess of 50% of the capital stock of the Company held by its shareholders to an unaffiliated third party; any reorganization, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's outstanding securities having the right to vote in the election of directors would be converted into cash, securities or other property; or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company. For purposes hereof, "Fair Market Value" shall be determined as follows: (a) if the Company has shares of stock listed on a national exchange, by multiplying the Purchased Stock by the closing share price on said national exchange or (b) if the Company is privately-held, multiplying the Purchased Stock by the value accorded a share of common stock in the Liquidity Event.

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     IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written above.

                                    /s/ C. Rudy Puryear
                                    ____________________________
                                    C. Rudy Puryear

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